Exhibit (r)(2)

FLAT ROCK GLOBAL, LLC

CODE OF BUSINESS CONDUCT AND ETHICS

May 16, 2017

CODE OF BUSINESS CONDUCT AND ETHICS

INTRODUCTION

Ethics are important to Flat Rock Global, LLC (the “Adviser,” “our,” “we,” “us,” or “Flat Rock Global”) and to its management. Flat Rock Global is committed to the highest ethical standards and to conducting its business with the highest level of integrity.

All officers, directors and other personnel of Flat Rock Global are responsible for maintaining this level of integrity and for complying with the policies contained in this Code of Business Conduct and Ethics (this “Code of Ethics”). If you have a question or concern about what is proper conduct for you or anyone else, please contact Flat Rock Global’s Chief Compliance Officer or any member of Flat Rock Global’s management, or follow the procedures outlined in applicable sections of this Code of Ethics.

Flat Rock Global Adviser is an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Flat Rock Global acts as the investment adviser to Flat Rock Capital Corp. (the “Company”), a non-diversified, closed-end investment management company that intends to elect to be regulated as a business development company under the Investment Company Act of 1940, as amended, (the “1940 Act”). Flat Rock Global may, subject to any limitations described in the Investment Advisory Agreement between Flat Rock Global and the Company, advise other accounts, investment funds or other persons or entities (collectively with the Company, “Clients”).

This Code of Ethics has been adopted by the Flat Rock Global and approved by the board of directors of the Company (the “Board”) in accordance with Rule 17j-l(c) under the 1940 Act, Rule 204A-1 under the Advisers Act, and the May 9, 1994 Report of the Advisory Group on Personal Investing by the Investment Company Institute. Rule 17j-l of the 1940 Act generally describes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by closed-end funds if effected by access persons of such companies. Rule 204A-1 of the Advisers Act requires that all adviser personnel comply with all applicable federal securities laws.

PURPOSE OF This Code of Ethics

This Code of Ethics is intended to:

●	help you recognize ethical issues and take the appropriate steps to resolve these issues;

●	deter ethical violations to avoid any abuse of position of trust and responsibility;

●	maintain confidentiality of our business activities;

●	assist you in complying with applicable securities laws;

●	assist you in reporting any unethical or illegal conduct; and

●	reaffirm and promote our commitment to a corporate culture that values honesty, integrity and accountability.

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Further, it is the policy of Flat Rock Global that no affiliated person of our organization shall, in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by any Client:

●	employ any device, scheme or artifice to defraud us or such Client;

●	make any untrue statement of a material fact or omit to state to us a material fact in order to make the statement made, in light of the circumstances under which it is made, not misleading;

●	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon us or any Client; or

●	engage in any manipulative practices with respect to our business activities.

All officers, principals, and employees of Flat Rock Global, as a condition of employment or continued employment or affiliation with Flat Rock Global, will acknowledge annually, in writing, that they have received a copy of this Code of Ethics, read it, and understand that this Code of Ethics contains our expectations regarding their conduct.

CODE OF ETHICS

The persons specified in the following discussion will be subject to the provisions of this Code of Ethics (this “Code of Ethics”).

Scope of this Code of Ethics

In order to prevent Flat Rock Global’s Access Persons (as defined below) from engaging in any of these prohibited acts, practices or courses of business, Flat Rock Global has adopted this Code of Ethics.

Definitions

In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Code of Ethics:

Access Person. “Access Person” means all officers, principals and employees of Flat Rock Global and any of the Adviser’s Supervised Persons (as defined below) who have access to non-public information regarding any Client’s purchase or sale of a Covered Security (as defined below), or non-public information regarding the portfolio holdings of any Client, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are non-public.

Automatic Investment Plan. “Automatic Investment Plan” refers to any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including a dividend reinvestment plan.

Beneficial Interest. “Beneficial Interest” includes any entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.

Beneficial Ownership. “Beneficial Ownership” shall be determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just equity securities, that an Access Person has or acquires. Rule 16a-1(a)(2) provides that the term “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security. Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements.

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Blackout Period. “Blackout Period” shall mean that timeframe in which Flat Rock Global or an Access Person may not engage in trading in an issue, or its related securities, appearing on the Adviser Restricted List (as defined below).

Control. “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

Covered Security. “Covered Security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short- term debt instruments including repurchase agreements; and (iii) shares issued by registered open-end investment companies (i.e., mutual funds); however, exchange traded funds structured as unit investment trusts or open-end funds are considered “Covered Securities”.

Initial Public Offering. “Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Limited Offering. “Limited Offering” means an offering that is exempt from registration under the Securities Act pursuant to Section 4(a)(2) or Section 4(a)(6) or pursuant to Rules 504, 505 or 506 under the Securities Act.

Purchase or Sale of a Covered Security. “Purchase or Sale of a Covered Security” is broad and includes, among other things, the writing of an option to purchase or sell a Covered Security, or the use of a derivative product to take a position in a Covered Security.

Restricted List. The Restricted List identifies those securities which Flat Rock Global or its Access Persons may not trade due to some restriction under the securities laws whereby Flat Rock Global or its Access Persons may be deemed to possess material non-public information about the issuer of such securities.

Supervised Person. A “Supervised Person” means any partner, principal, officer, director (or other person occupying a similar status or performing similar functions), or employee of any entity that provides investment advice on behalf of Flat Rock Global and is subject to the supervision and control of Flat Rock Global.

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Standards of conduct

1. No Access Person shall engage, directly or indirectly, in any business transaction or arrangement for personal profit that is not in the best interests of Flat Rock Global or its Clients; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with Flat Rock Global, or any of its affiliates or Clients, in order to derive a personal profit for himself or herself or for any Beneficial Interest, in violation of the fiduciary duty owed to Flat Rock Global and its Clients.

2. Any Access Person recommending or authorizing the purchase or sale of a Covered Security by any Client of the Adviser shall, at the time of such recommendation or authorization, disclose any Beneficial Interest in, or Beneficial Ownership of, such Covered Security or the issuer thereof.

3. No Access Person shall dispense any information concerning securities holdings or securities transactions of any of Flat Rock Global’s Clients to anyone outside Flat Rock Global without obtaining prior written approval from our Chief Compliance Officer, or such person or persons as our Chief Compliance Officer may designate to act on his or her behalf. Notwithstanding the preceding sentence, such Access Person may dispense such information without obtaining prior written approval:

●	when there is a public report containing the same information;

●	when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between

●	Flat Rock Global and its Clients; or

●	in the ordinary course of his or her duties on behalf of Flat Rock Global.

4. Flat Rock Global owes its Clients a duty of undivided loyalty. As an investment adviser, Flat Rock Global has a fiduciary responsibility to its Clients. Clients’ interests must always be placed first. Thus, Flat Rock Global personnel must conduct their personal securities transactions in a manner that does not interfere, or appear to interfere, with any transaction for a Client or otherwise takes unfair advantage of a Client relationship. All personal securities transactions should be conducted consistent with this Code of Ethics and in such manner as to avoid actual or potential conflicts of interest, the appearance of a conflict of interest, or any abuse of an individual’s position of trust and responsibility within Flat Rock Global. All Flat Rock Global personnel must adhere to these fundamental principles as well as comply with the specific provisions set forth herein.

prohibited transactions

1. General Prohibition. No Access Person shall purchase or sell, directly or indirectly, any Covered Security (including any security issued by the issuer of such Covered Security) in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which such Access Person knows or should have known at the time of such purchase or sale that such Covered Security is being considered for purchase or sale by a Client, or is held in a Client’s portfolio unless such Access Person shall have obtained prior written approval for such purpose from the our Chief Compliance Officer.

●	An Access Person who becomes aware that any Client is considering the purchase or sale of any Covered Security must immediately notify our Chief Compliance Officer of any interest that such Access Person may have in any outstanding Covered Security (including any security issued by the issuer of such Covered Security).

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●	An Access Person shall similarly notify our Chief Compliance Officer of any other interest or connection that such Access Person might have in or with such issuer.

●	Once an Access Person becomes aware that any Client is considering the purchase or sale of a Covered Security in its portfolio, such Access Person may not engage in any transaction in such Covered Security (including any security issued by the issuer of such Covered Security).

●	The foregoing notifications or permission may be provided verbally, but should be confirmed in writing as soon and with as much detail as possible.

2. Securities Appearing on the Portfolio and Pipeline Reports and Restricted List. The holdings of Clients are detailed in a portfolio report (the “Portfolio Report”) that will be distributed weekly [NTD: confirm frequency], if not more frequently, to all Access Persons. Access Persons will also receive, as frequently as necessary, the names of those entities that are being considered for investment by any Client in a pipeline report (the “Pipeline Report”). Access Persons are required to review these reports and the Restricted List prior to engaging in any securities transactions. These reports will indicate if there are publicly available securities associated with each holding. Such publicly available securities will also be prohibited from purchase or sale without prior written approval from our Chief Compliance Officer.

3. Securities Associated with Affiliated and Related Party Transactions. Access Persons will be advised of portfolio holdings as well as situations where Flat Rock Global may engage in other transactions creating affiliated or relationships with other parties. Typically, securities issued by such affiliated or otherwise related parties will be included on the Flat Rock Global’s Restricted List. However, should an Access Person have a question about investing in any security that might have a tangential relationship to Flat Rock Global or its Portfolio, the Access person should seek the guidance of our Chief Compliance Officer prior to engaging in a securities transaction.

4. Initial Public Offerings and Limited Offerings. Access Persons of Flat Rock Global must obtain approval from our Chief Compliance Officer before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering where such securities are issued by (i) an issuer or entity whose outstanding securities are held or being considered for purchase by the any Client, or any control affiliate thereof; or (ii) an entity that is currently providing or is proposing to provide advisory, administrative, custodial, transfer agency, brokerage or other material services to the any Client, including firms that are seeking to sell or in the past two years have sold securities to the any Client.

5. Securities under Review; Blackout Period. No Access Persons shall execute a securities transaction in any security issued by an entity that any Client owns in its portfolio or is considering for purchase or sale unless such Access Person shall have obtained prior written approval for such purpose from our Chief Compliance Officer. No Access Person may trade in the securities of any issuer appearing on the Restricted List until notified that the entity name no longer appears on the Restricted List. Access persons are also prohibited from trading in the names appearing on the Pipeline and Portfolio Reports (as discussed above).

6. Flat Rock Global Acquisition of Shares in Companies that Access Persons Hold Through Limited Offerings. Access Persons who have been authorized to acquire securities in a Limited Offering must disclose that investment to our Chief Compliance Officer when they are involved in the Flat Rock Global’s subsequent consideration of an investment in the issuer, and the Flat Rock Global’s decision to purchase such securities must be independently reviewed by investment personnel with no personal interest in that issuer.

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Management of the Restricted List

Our Chief Compliance Officer will manage placing and removing names from the Restricted List. Should an Access Person learn of material non-public information concerning the issuer of any security that information must be provided to our Chief Compliance Officer so that the issuer can be included on the Restricted List. Our Chief Compliance Officer will note the nature of the information learned, the time the information was learned and the other persons in possession of this information. Our Chief Compliance Officer will maintain this information in a log. Upon the receipt of such information, our Chief Compliance Officer will revise and circulate the Restricted List to all Access Persons. Flat Rock Global is directed to advise the Company when it has obtained information causing Flat Rock Global to be restricted from trading in the securities of any entities being considered for investment in the Company’s portfolio.

The contents of the Restricted List are highly confidential and must not be disclosed to any person or entity outside of Flat Rock Global absent approval of our Chief Compliance Officer.

Procedures to Implement this Code of Ethics

The following reporting procedures have been established to assist Access Persons in avoiding a violation of this Code of Ethics, and to assist Flat Rock Global in preventing, detecting and imposing sanctions for violations of this Code of Ethics. Every Access Person must follow these procedures. Questions regarding these procedures should be directed to our Chief Compliance Officer.

All Access Persons are subject to the reporting requirements set forth in the next section, except as follows:

●	with respect to transactions effected for, and Covered Securities (including any security issued by the issuer of such Covered Security) held in, any account over which the Access Person has no direct or indirect influence or control; and

●	those transactions effected pursuant to an Automatic Investment Plan.

Reporting Requirements

Flat Rock Global shall appoint a Chief Compliance Officer who shall furnish each employee with a copy of this Code of Ethics along with any amendments, upon commencement of employment and annually thereafter.

Each Supervised Person is required to certify, through a written acknowledgment, within 10 days of commencement of employment, that he or she has received, read and understands all aspects of this Code of Ethics and recognizes that he or she is subject to the provisions and principles detailed herein. In addition, our Chief Compliance Officer shall notify each Access Person of his or her obligation to file an initial holdings report, quarterly transaction reports, and annual holdings reports, as described below.

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Pre-Clearance Reports

Access Persons of Flat Rock Global must obtain approval from our Chief Compliance Officer prior to entering into a transaction in a Limited Offering or an Initial Public Offering. Pre-clearance of trades in securities issued by companies whose names appear on the Pipeline and Portfolio Reports is also required of Access Persons. The pre-clearance form shall include the name of the Access Person, the date, the name of the broker who will execute the transaction, the name of the security, quantity, whether the transaction is a purchase or sale, total anticipated dollar value and any pertinent instructions (for example, good until cancelled, limit, etc.). There will also be a line for approval or disapproval along with space for comments and the date.

If our Chief Compliance Officer or other designated person does not approve the transaction, the reason for denial must be provided on the pre-clearance form.

Initial Holdings Reports

Each Access Person must, no later than 10 days after the person becomes an Access Person, submit to our Chief Compliance Officer or other designated person a report of the Access Person’s current securities holdings. The information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. The report must include the following:

●	the title and type of the security and, as applicable, the exchange ticker symbol or CUSIP number, the number of shares held for each security, and the principal amount;

●	the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

●	the date the Access Person submits the report.

Quarterly Transaction Reports

Each Access Person must, no later than 30 days after the end of each calendar quarter, submit to our Chief Compliance Officer or other designated person a report of the Access Person’s transactions involving a Covered Security (including any security issued by the issuer of such Covered Security) in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership. The report must cover all transactions occurring during the calendar quarter most recently ending. The report must contain the following information:

●	the date of the transaction;

●	the title and, as applicable, the exchange ticker symbol or CUSIP number, of each reportable security involved, the interest rate and maturity date of each reportable security involved, the number of shares of each reportable security involved, and the principal amount of each reportable security involved;

●	the nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

●	the price of the security at which the transaction was effected;

●	the name of the broker, dealer or bank with or through which the transaction was effected, and the date the account(s) were established; and

●	the date the Access Person submits the report.

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Annual Holdings Reports

Each Access Person must submit, to our Company’s Chief Compliance Officer an annual holdings report reflecting holdings as of a date no more than 45 days before the report is submitted. The annual holdings report must be submitted at least once every 12 months, on a date to be designated by Flat Rock Global. Our Chief Compliance Officer will notify every Access Person of the date. Each report must include:

●	the title and, as applicable, the exchange ticker symbol or CUSIP number, of each reportable security involved, the interest rate and maturity date of each reportable security involved, the number of shares of each reportable security involved, and the principal amount of each reportable security involved;

●	the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and

●	the date the Access Person submits the report.

Annual Certification of Compliance

All Access Persons must annually certify, through a written acknowledgment, to our Chief Compliance Officer that: (1) they have read, understood and agree to abide by this Code of Ethics; (2) they have complied with all applicable requirements of this Code of Ethics; and (3) they have reported all transactions and holdings that they are required to report under this Code of Ethics.

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ADMINISTRATION OF THIS CODE OF ETHICS

Our Chief Compliance Officer has overall responsibility for administering this Code of Ethics and reporting on the administration of and compliance with this Code of Ethics and related matters to the our Chief Executive Officer and the applicable governing bodies of Clients.

Our Chief Compliance Officer shall review all reports to determine whether any transactions recorded therein constitute violations of this Code of Ethics. Before making any determination that a violation has been committed by a person subject to this Code of Ethics, such person shall be given an opportunity to supply additional explanatory material. Our Chief Compliance Officer shall maintain copies of the reports as required by Rule 17j-1(f) under the 1940 Act.

No less frequently than annually our Chief Compliance Officer must furnish to our Chief Executive Officer and the applicable governing bodies of our Clients, as necessary, and our Chief Executive Officer and the applicable governing bodies of our Clients must consider, a written report that describes any issues arising under this Code of Ethics or its procedures since the last report, including but not limited to, information about material violations of this Code of Ethics or its procedures and any sanctions imposed in response to material violations. This report should also certify that Flat Rock Global has adopted procedures reasonably designed to prevent persons subject to this Code of Ethics from violating this Code of Ethics.

SANCTIONS FOR THIS CODE of ETHICS VIOLATIONS

All violations of this Code of Ethics will result in appropriate corrective action, up to and including dismissal. If the violation involves potentially criminal activity, the individual or individuals in question will be reported, as warranted, to the appropriate authorities.

APPLICATION/WAIVERS

All directors, officers, principals, and employees of Flat Rock Global are subject to this Code of Ethics.

Insofar as other policies or procedures of Flat Rock Global govern or purport to govern the behavior or activities of all persons who are subject to this Code of Ethics, they are superseded by this Code of Ethics to the extent that they overlap or conflict with the provisions of this Code of Ethics.

RECORDS

Flat Rock Global shall maintain records with respect to this Code of Ethics in the manner and to the extent set forth below, which records may be maintained on microfilm or electronic storage media under the conditions described in Rule 31a-2(f) under the 1940 Act and shall be available for examination by representatives of the SEC:

1. A copy of this Code of Ethics and any other code of ethics of Flat Rock Global that is, or at any time within the past five years has been, in effect shall be maintained in an easily accessible place;

2. A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be maintained in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

3. A copy of each report made by an Access Person or duplicate account statement received pursuant to this Code of Ethics, shall be maintained for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

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4. A record of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

5. A copy of each report made to our Chief Executive Officer and the applicable governing bodies of our Clients shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

6. A record of any decision, and the reasons supporting the decision, to approve the direct or indirect acquisition by an Access Person of Beneficial Ownership in any securities in an Initial Public Offering or a Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

REVISIONS AND AMENDMENTS

This Code of Ethics may be revised, changed or amended at any time by the Board. Following any material revisions or updates, an updated version of this Code of Ethics will be distributed to you, and will supersede the prior version of this Code of Ethics effective upon distribution. Flat Rock Global may ask you to sign an acknowledgement confirming that you have read and understood any revised version of this Code of Ethics, and that you agree to comply with the provisions thereof.

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APPENDIX A

FLAT ROCK GLOBAL, LLC

(“Flat Rock Global”)

Acknowledgment Regarding

Code of Business Conduct and Ethics

This acknowledgment is to be signed and returned to the Flat Rock Global’s Chief Compliance Officer and will be retained as part of your permanent personnel file.

I have received a copy of Flat Rock Global’s Code of Business Conduct and Ethics (the “Code of Ethics”), read it, and understand that the Code of Ethics contains the expectations of Flat Rock Global regarding employee conduct and ethical behavior. I agree to observe the policies and procedures contained in the Code of Ethics and have been advised that, if I have any questions or concerns relating to such policies or procedures, I understand that I have an obligation to Flat Rock Global’s Chief Compliance Officer or other such designated officer, any suspected violations of the Code of Ethics of which I am aware. I also understand that the Code of Ethics is issued for informational purposes and that it is not intended to create, nor does it represent, a contract of employment.

Name (please print)

Signature

Date

The failure to read and/or sign this acknowledgment in no way relieves you of your responsibility to comply with the Flat Rock Global’s Code of Business Conduct and Ethics.

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APPENDIX B

FLAT ROCK GLOBAL, LLC

(“Flat Rock Global”)

PRE-CLEARANCE FORM

Use this form to request pre-clearance of a transaction to purchase a Limited Offering, Initial Public Offering or to purchase or sell a security issued by an issuer appearing on the Portfolio or Pipeline Reports. Please submit this form, together with a copy of the Limited Offering documentation to the Flat Rock Global’s Chief Compliance Officer at least five (5) business days before the planned investment.

Employee Name:	Date:

Issuer/Investment Name:

Terms of Purchase (price, purchaser – individual, joint, entity, etc.):

Proposed Transaction Date:

How did you learn about this opportunity?

Related to a Portfolio or Pipeline security?

Approved:	Date:

Not Approved:	Date:

Comments:

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APPENDIX C

FLAT ROCK GLOBAL, LLC

(“Flat Rock Global”)

INITIAL HOLDINGS REPORT

As of _______, 20__

To:     Chief Compliance Officer

A.       Securities Holdings. I have listed below (or attached hereto a listing) all of my securities holdings held by me or Beneficial Owners as defined in Flat Rock Global’s Code of Business Conduct and Ethics.

Title of Security	CUSIP Number	Interest Rate and Maturity Date (If Applicable)	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/ Dealer or Bank Through Whom Effected

B.       Brokerage Accounts. I, or a Beneficial Owner, have established the following accounts in which securities are held for my direct or indirect benefit:

Name of Broker, Dealer or Bank:

Date:	Signature:

Name (please print):

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APPENDIX D

FLAT ROCK GLOBAL, LLC

(“Flat Rock Global”)

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended: ________, 20__

To:    Chief Compliance Officer

A.       Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to Flat Rock Global’s Code of Business Conduct and Ethics:

Title of Security	CUSIP Number	Interest Rate and Maturity Date (If Applicable)	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/ Dealer or Bank Through Whom Effected

B.       New Brokerage Accounts. During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established

C.       Other Matters. This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Signature:

Name (please print):

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APPENDIX E

FLAT ROCK GLOBAL, LLC

(“Flat Rock Global”)

ANNUAL HOLDINGS REPORT

As of December 31, 20___

To:         Chief Compliance Officer

As of December 31, 20__, I had direct or beneficial ownership interest in the securities listed below which are required to be reported pursuant to Rule 17j-l under the Investment Company Act of 1940:

A.       Securities Holdings. I have listed below (or attached hereto a listing) all of my securities holdings held by me or Beneficial Owners as defined by Flat Rock Global’s Code of Business Conduct and Ethics.

Title of Security	CUSIP Number	Number of Shares or Principal Amount

B.       Brokerage Accounts. As of December 31, 20__, I, or a Beneficial Owner, maintained accounts with brokers, dealers, and banks listed below in which securities were held for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established*

This report (i) excludes securities and accounts over which I had no direct or indirect influence or control, (ii) excludes securities not required to be reported (for example, direct obligations of the U.S. Government, shares of registered investment companies etc.) and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities accounts listed above.

Date:	Signature:

Name (please print):

* Note: If account was established before 20__, you can state that it was established before 20__.

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